UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0221142
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Plaza America Tower I
11700 Plaza America Drive, Suite 1010
Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so	Name of each exchange on which
registered	each class is to be registered
Class A common stock, par	The NASDAQ Global Market
value $0.01 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.      ☐

Securities Act registration statement file number to which this form relates:      Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:      None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, par value $0.01 per share, of ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Registrant”), to be registered hereunder is incorporated by reference to the information set forth under “Item 11. Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 10 (File No. 000-52006), filed with the Commission on May 15, 2006, as amended on June 26, 2006, July 12, 2006 and August 17, 2006.

Item 2.  Exhibits.

Pursuant to the “Instructions as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Registrant)

Date: September 8, 2006	By:	/s/ J. Timothy Bryan
J. Timothy Bryan
Chief Executive Officer and Director